Epsilon Asset Management, LLC

CODE OF ETHICS

2017

This Code of Ethics (the “Code”) is the sole property of Epsilon Asset Management, LLC and its subsidiaries and affiliates (collectively, the “Firm”) and must be returned to the Firm upon termination for any reason of a Supervised Person’s (as defined within this Code) association with the Firm. The contents of the Code are strictly confidential. Supervised Persons may not duplicate, copy or reproduce the Code in whole or in part or make it available in any form to non-Supervised Persons without prior approval in writing from the Firm’s Chief Compliance Officer.

Table of Contents

Introduction	1
I. General	4
A. Statement of General Principles	4
B. Initial and Annual Acknowledgment	4
C. Reporting Violations of the Code of Ethics	4
II. Supervised Persons’ Conduct	5
A. Conflicts of Interest	5
B. Outside Business Activities	5
C. Gifts and Entertainment	5
D. Political Contributions	6
III. Prevention and Detection of Insider Trading	9
IV. Personal Trading Policies and Procedures	10
A. Reporting	10
B. Preclearance Procedures	11
C. Personal Trading Accounts	12
D. Non-Discretionary Managed Accounts	12
E. Restricted List	12
F. Review	13
G. Remedial Actions	13
V. Bad Actor Rule	14
A. Definitions	14
B. Verification by Covered Persons	15
C. Remedial Actions	15
Appendix A	16
Appendix B	17
Appendix C	18
Appendix D	20
Appendix E	21
Appendix F	22
Appendix G	24

Introduction

This Code is applicable to each Supervised Person (as defined below) of the Firm and is intended to govern the activities and conduct of Supervised Persons on behalf of the Firm, as well as certain personal activities and conduct of Supervised Persons. The Code does not attempt to serve as a comprehensive guide regarding the conduct of Supervised Persons, but rather is intended to establish general rules of conduct and procedures applicable to all Supervised Persons.

The designated Chief Compliance Officer (“CCO”) is responsible for administering and implementing this Code. All Supervised Persons and Access Persons are required to be thoroughly familiar with the Firm’s standards and procedures as described in this Code. Any questions regarding this Code, or other compliance issues, must be directed to the CCO. The CCO may, from time to time, appoint a designee to carry out certain responsibilities of the post.

The following defined terms are used throughout the Code:

“Access Person,” as defined in the Advisers Act means any Supervised Person of the Firm who: (i) has access to non-public information regarding Clients/Funds’ investments, including the purchase or sale of Securities; (ii) has access to non-public information regarding the portfolio holdings of any Client/Fund; (iii) is involved in making investment and Securities recommendations to the Clients/Funds; (iv) has access to such recommendations that are non-public; or (v) is a director, officer or partner of the Firm.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Beneficial Ownership” in Securities means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. A Supervised Person or Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her immediate family members sharing the Supervised Person’s or the Access Person’s household or to which the Supervised Person and Access Persons provides primary financial support.

“Chief Compliance Officer” or “CCO” means Chuck Soderstrom or such other person as may be designated from time to time.

“Client” means any entity to which the Firm provides investment advisory or management services, including investment funds and private accounts.

“Firm” means Epsilon Asset Management, LLC (“Epsilon”) and each affiliated entity under common control, which are engaged in the business of providing investment advisory or management services.

“Fund” means any pooled investment vehicle (e.g., a private fund vehicle) to which the Firm provides investment advisory or management services.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

“Non-Discretionary Managed Account” means an account for which the Supervised Person/Access Person has designated investment discretion entirely to a third party. In such account, the Supervised Person/Access Person cannot exercise any investment discretion in the purchase or sale of Securities.

“Non-Reportable Securities” excludes exchange traded-funds (“ETFs”) and closed-end mutual funds (which are Reportable Securities) but includes: (i) direct obligations of the U.S. federal government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end registered investment companies (e.g., open-end mutual funds), other than Clients/Funds advised or underwritten by the Firm or an affiliate; or, (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm or an affiliate.

“Partners” means, collectively, Chuck Soderstrom, James Lavin, Faryan Amir-Ghassemi and Michael Perlow.

“Personal Trading Account” means a personal investment or trading account of a Supervised Person or Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which an Supervised Person or Access Person acts as trustee, executor, Client/Fund custodian or discretionary manager; (ii) accounts for the benefit of the Supervised Person or Access Person’s spouse or minor child; (iii) accounts for the benefit of a relative living with the Supervised Person or Access Person; and (iv) accounts for the benefit of any person to whom the Supervised Person or Access Person provides primary financial support.

A Personal Trading Account also includes an investment or trading account over which a Supervised Person or Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Supervised Persons and Access Persons.

“Private Placement” means an offering of Securities that is exempt from registration under the Securities Act, pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 of Regulation D.

“Reportable Securities” include all Securities, as defined below, with the exception of Non-Reportable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Security” or “Securities” means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. For purposes of this Code, all “Securities” are deemed to be “Reportable Securities.”

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

Other capitalized terms used herein may be defined elsewhere in the Code or have the meaning given such term under applicable law.

I.       General

A.	Statement of General Principles

This Code describes the Firm’s policies and procedures covering a wide range of activities applicable to Supervised Persons, and will be adopted, in conjunction with the Firm’s Compliance Manual (the “Manual”), to satisfy the obligations of an investment adviser registered with the SEC in connection with Rule 206(4)-7 under the Advisers Act. As an investment adviser, Epsilon has a fiduciary duty to place Client/Fund interests before the interests of the Firm and its Supervised Persons.

It is critical that Supervised Persons avoid any situation that might present, or appear to present, any actual or potential conflict of interest with the interests of the Clients/Funds, or compromise or appear to compromise, Supervised Persons’ ability to exercise fully their independent best judgment for the benefit of the Clients/Funds.

Failing to comply with the Code may lead to disciplinary actions, including, but not limited to cancellation of personal trading transactions, disgorgement of profits from such transactions, suspension of personal trading privileges, suspension of employment or termination of employment. The CCO will determine, in consultation with the Partners of the Firm, what disciplinary and remedial action is warranted, taking into consideration the relevant facts and circumstances, including the severity of the violation, possible harm to the Clients/Funds and their investors and whether the Supervised Person has previously engaged in any improper conduct.

B.	Initial and Annual Acknowledgment

Each Supervised Person upon hire is required to sign the Initial Certification and Acknowledgment Form (Appendix A) acknowledging that he or she has received a copy of the Code and certifying that he or she has read and understands the Code and agrees to abide by its provisions. Thereafter, each Supervised Person shall, at least annually, sign the Firm’s Annual Certification Acknowledgment Form” (Appendix B).

C.	Reporting Violations of the Code of Ethics

All Supervised Persons must promptly report any violations of the Code to the CCO. Any violations reported to, or independently discovered by, the CCO shall be promptly reviewed, investigated and reported to the Firm’s Partners.

All reported Code violations will be treated as being made on an anonymous basis. Any retaliation for reporting a violation of the Code will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the SEC’s Whistleblower Rule, Section 21F of the Securities Exchange Act. For more information, please refer to the “Whistleblower Policy” in the Manual.

II.    Supervised Persons’ Conduct

A.	Conflicts of Interest

The Firm strives to identify and mitigate, to the extent practicable, all perceived, potential and actual conflicts of interest that may affect the Firm’s and its Supervised Persons’ provision of advisory services to the Clients/Funds. To this end, all Supervised Persons should promptly report to the CCO any situation or circumstance which may give rise to a conflict of interest.

B.	Outside Business Activities

Business activities other than employment at the Firm may present conflicts of interest. Accordingly, each Supervised Person must disclose upon hire all outside business activities to the CCO, and prior to engaging in any new outside business activity, must seek approval from the CCO by submitting a preclearance request through an Outside Business Activity Approval Form (Appendix C).[1]

Outside business activities captured under this policy include any activity that calls for a material time commitment or provides compensation in return for investment-related or other-business-related activity. The following outside business activities are also captured: (i) serving as an officer, director, trustee or partner of any business organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as a consultant, teacher, lecturer, publisher of articles or radio or television guest.

The CCO will approve or deny preclearance requests based on the nature of the activity, the time commitment, compensation and any other factors that may be relevant.

Under no circumstances may a Supervised Person represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization, such organization’s securities, its manner of doing business or any person connected with such organization or its activities.

C.	Gifts and Entertainment

The following Gifts and Entertainment policy imposes limits on, and monitors the nature and quantity of, “business-related” gifts, gratuities and entertainment, as this is another area where conflicts of interest may arise. “Business-related” gifts, gratuities and entertainment are those that the Firm’s Supervised Persons give to, or receive from, a person or firm that: (i) conducts business with or provides services to the Firm; (ii) may do business or is being solicited to do business with the Firm; or (iii) is associated with an organization that conducts or seeks to conduct business with the Firm. In addition, Supervised Persons may not be compensated, directly or indirectly, except by the Firm or when otherwise approved by the Firm (including approval by the CCO or others, as provided elsewhere in this Code).

This policy is not intended to prevent Supervised Persons from giving or receiving gifts, gratuities or entertainment, provided that such gifts and entertainment are not extravagant, costly, lavish or excessive. The policy is intended to ensure that the practice of giving and accepting

[1]The CCO must submit pre-approval requests on his/her own behalf to Faryan Amir-Ghassemi.

gifts, gratuities or entertainment is not abused and does not compromise the integrity, objectivity or fiduciary responsibilities of the Firm or its Supervised Persons, create an appearance of impropriety or raise potential conflicts of interest. For purposes of this policy, value is the higher of cost or fair market value. Gifts and entertainment given among Supervised Persons are not subject to the guidelines set forth below.

1.      Preapproval Process and Prohibitions

a.      Gifts

A “gift” refers to any object or thing of value provided for the recipient’s personal use or enjoyment. If, for example, the giver of tickets for an event does not intend in advance to be present at such event, then the tickets will be deemed a gift. Each Supervised Person may offer or accept business-related gifts of up to $250 in value per individual gift to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO. For individual gifts that exceed this threshold, Supervised Persons must submit a preclearance request through a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such gift.[2]

b.	Entertainment

“Entertainment” refers to meals, sporting events or other entertainment events where the giver intends to participate in or attends the event with the recipient (e.g., accompanies the recipient of baseball tickets to the game). If the giver intends to participate in the event, then such an event will be deemed entertainment. Each Supervised Person may offer or accept business-related entertainment of up to $250 per person in value to or from any third party with whom the Firm conducts business, or could reasonably expect to conduct business, without the prior written approval of the CCO, provided that the Supervised Person and the business associate both attend and that such entertainment is not so frequent, costly, lavish or excessive as to raise questions of impropriety. For entertainment that exceeds this threshold, Supervised Persons must submit a preclearance request through a Gift and Entertainment Approval Form (Appendix D) to the CCO upon receipt of or prior to offering such entertainment.

c.	Prohibited Conduct

No gift or entertainment should ever be accepted with the expectation of any quid pro quo from the Firm or any Supervised Person. Supervised Persons are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate or cash equivalents.

Furthermore, to ensure compliance with the Foreign Corrupt Practices Act (“FCPA”), Supervised Persons are prohibited from directly or indirectly paying or giving, offering or promising to pay, give or authorize or approving such offer or payment, of any funds, gifts, services or anything else of any value, no matter how small, or seemingly insignificant, to any “government official” (as defined under the FCPA) for any business or Firm-related reasons. For more information, please refer to the Foreign Corrupt Practices Act section of the Manual.

[2] The CCO must submit any pre-approval requests on his own behalf to Faryan Amir-Ghassemi.

D.	Political Contributions

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) addresses practices commonly known as “pay to play”, where an investment adviser or its Supervised Persons directly or indirectly make contributions or other payments to certain U.S. public officials or candidates with the intent of soliciting investment advisory business. Violations of the Pay to Play Rule can have serious implications. Specifically, the Firm can be precluded from receiving fees from a U.S. state or local government entity for up to two years following the violative contribution.

The Political Contributions Policy is designed to ensure that Political Contributions (as defined below) by Supervised Persons do not violate the Pay to Play Rule.

1.      Definitions

For purposes of this Political Contributions policy, the following definitions apply:

“Political Contribution” means a contribution to any candidate or official for federal, state or local public office. Specifically, a Political Contribution is any gift, subscription, loan, advance, deposit of money or thing of value made for the purpose of supporting a candidate for or influencing an election to office. This includes, for example, repaying a candidate’s campaign debt incurred in connection with any such election or paying the transition or inaugural expenses of the successful candidate for any such election. “Political Contribution” also includes “in-kind” and monetary contributions to a candidate or official, as well as indirect contributions (e.g., contributions made at the behest of a Supervised Person through a family member or friend). This term includes contributions made to a political action committee (as defined below).

“Political Fundraising” means to fundraise and/or communicate, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution or otherwise facilitate the Political Contributions made by other parties.

“Political Action Committee” or “PAC” means an organization that raises money privately to influence elections or legislation.

“Solicitation Activity” means coordinating, or soliciting any person or PAC to make, any (i) Political Contributions; or (ii) payments to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

2.	Preclearance and Disclosure

Supervised Persons are required to disclose Political Contributions made by themselves and any family member living in the same household or to whom the Supervised Person provides primary financial support, within the past two years at the time of hire and annually thereafter.

Supervised Persons and any family member living in the same household or to whom the Supervised Person provides primary financial support must obtain prior written approval from the CCO before making any Political Contribution to or participating in any political Solicitation Activity on behalf of any political candidate, official or any party or organization supporting such candidate or official. A Supervised Person may request approval from the CCO by completing and submitting a Political Contribution Approval Form (Appendix E).

3.      Corporate Contributions

Supervised Persons may not use personal or corporate funds to make Political Contributions on behalf of or in the name of the Firm. Further, the Firm will not reimburse Political Contributions made by Supervised Persons.

4.	Charitable Contributions

Contributions to a charity are not considered Political Contributions unless made to, through, in the name of or to a fund controlled by a federal, state or local candidate or official. This Political Contributions policy is not intended to impede legitimate, charitable fund-raising activities.

5.      International Contributions

Political Contributions made by Supervised Persons to politically connected individuals or entities, anywhere in the world, with the intention of influencing such individuals or entities for business purposes are strictly prohibited. For more information, please refer to sections of the Manual on the FCPA and UK Bribery Act.

III. Prevention and Detection of Insider Trading

The Firm’s business may require Supervised Persons and Access Persons to deal with highly confidential or sensitive information. The misuse of such information, which is also known as material non-public information (“MNPI”), may violate federal and state securities laws as well as other regulatory requirements. Such misuse may also damage the reputation and financial position of the Firm and its Supervised Persons and Access Persons, and therefore must be avoided.

The misuse of MNPI is generally known as “insider trading”. Insider trading is not explicitly defined in securities laws; however, it has been interpreted to mean trading on the basis of MNPI for profit or to avoid loss. Securities laws have been interpreted to prohibit trading while in possession of MNPI, whether received directly or indirectly or communicating MNPI to others in breach of a fiduciary duty.

The Firm forbids all Supervised Persons and Access Persons from trading for the Firm, on behalf of the Clients/Funds, oneself or for others on the basis of MNPI. Furthermore, communicating MNPI to others, except as provided below, is expressly forbidden. The Firm’s policy extends to activities within and outside a Supervised Person’s and Access Person’s relationship with the Firm.

Supervised Persons and Access Persons may face monetary penalties of up to three times the illicit profits gained or losses avoided, as well as disgorgement of profits or losses avoided from such transactions, termination of employment, disbarment from the securities industry and/or incarceration. In addition, the Firm may face monetary penalties and reputational damage.

It is the responsibility of each Supervised Person and Access Person to notify the CCO immediately if they have come into possession of MNPI. If a Supervised Person or Access Person has questions as to whether he or she is in possession of MNPI, the Supervised Person or Access Person should consult with the CCO. For more information, please refer to the section on MNPI in the Manual.

IV.  Personal Trading Policies and Procedures

Rule 204A-1 under the Advisers Act requires the Firm’s Code to impose certain restrictions on the personal securities trading of Supervised Persons and Access Persons and any family member living in the same household or to whom the Supervised Person or Access Person provides primary financial support. Such restrictions include obtaining pre-approval for certain trades or private transactions and reporting certain trading activities and Securities holdings.

Pursuant to the Rule, the following Personal Trading Policy is designed to prevent potential legal, business or ethical conflicts and to minimize the risk of unlawful trading in any Personal Trading Account and guard against the misuse of confidential information. All personal trading and other activities of Supervised Persons and Access Persons and any family member living in the same household or to whom the Supervised Person or Access Person provides primary financial support, must avoid any conflict or perceived conflict with the interests of the Firm, the Clients/Funds and the investors in the Clients/Funds.

A.	Reporting

Supervised Persons and Access Persons are required to periodically report their personal securities transactions and holdings to the CCO.

1.      Initial Holdings

Each new Supervised Person or Access Person must report to the CCO all of their Personal Trading Accounts, Non-Discretionary Managed Accounts and personal securities holdings, including Private Placements and IPOs, no later than ten days after the commencement of their employment. The initial securities holdings report must be current as of a date not more than 45 days prior to the date the person becomes a Supervised Person or Access Person with the Firm. Holdings information must be submitted to the CCO physically or via email. The initial holdings report must contain the following information, at a minimum, for all Reportable Securities:

•	The title and type of security (and, as applicable, the exchange ticker symbol or CUSIP number), number of shares and principal amount of each security;
•	The name of the broker, dealer or bank, account name, number and location; and
•	The date that the initial holdings report was submitted by the Supervised Person or Access Person.

2.      Annual Holdings

Each Supervised Person and Access Person must report to the CCO all of their Personal Trading Accounts, Non-Discretionary Managed Accounts and personal securities holdings, including Private Placements and IPOs, and containing the same information required in the initial holdings report as described above. Annual holdings must be completed and delivered to the CCO physically or via email. The annual holdings report must current as of a date not more than 45 days prior to the date the annual holdings report is submitted.

3.      Quarterly Transactions

Each Supervised Person must report to the CCO, on a quarterly basis, the following information for each transaction in a Reportable Security in a Personal Trading Account:

(i)	the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each involved;
(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(iii)	the price of the Reportable Security at which the transaction was effected;
(iv)	the name of the broker, dealer or bank with or through which the transaction was effected; and
(v)	the date that the report is submitted.

In the event that a Supervised Person does not provide duplicate statements for all Personal Trading Accounts, he or she must deliver the above information to the CCO physically or via email. Quarterly transactional information must be submitted no later than 30 days after the end of each calendar quarter.

B.	Preclearance Procedures

Supervised Persons and Access Persons must obtain the CCO’s preclearance for all transactions in Personal Trading Accounts of:

•	Single name equity and equity-linked securities;
•	Any transaction into and out of a Firm investment product or Fund;
•	Sales of Restricted List securities;
•	Private Placements;
•	IPOs.

Preclearance can be obtained by submitting a Personal Securities Trading Approval Form (Appendix F) or by emailing the information contained in Appendix F to the CCO. Supervised Persons and Access Persons are prohibited from trading in any issuer for which they or the Firm possesses MNPI, or are otherwise prohibited from trading.

The CCO will promptly notify a Supervised Person or Access Person of the Firm’s approval or denial of the requested transaction. If preclearance is granted, the transaction must be executed within two days of approval. If the transaction is not executed or is only partially executed within the approved timeframe, a new preclearance request must be submitted to the CCO prior to executing or continuing the transaction.

When submitting an IPO or Private Placement preclearance request, the Supervised Person or Access Person must provide the CCO with any relevant private placement memoranda, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Supervised Person or Access Person must promptly inform the CCO of any changes in the investment.

C.	Personal Trading Accounts

Supervised Persons and Access Persons are required to report to the CCO, upon hire and at least annually thereafter, all Personal Trading Accounts of the Supervised Person or Access Person and all Securities held in these accounts. Additionally, upon opening or closing a Personal Trading Account, Supervised Persons and Access Persons are required to notify the CCO accordingly by email or in writing, as well as coordinate, with the help of the CCO, how holdings and transactions information for such account will be delivered to the Firm per the above reporting requirements.

D.	Non-Discretionary Managed Accounts

Supervised Persons and Access Persons must also report to the CCO, upon hire and at least annually thereafter, all Non-Discretionary Managed Accounts (accounts for which the Supervised Person/Access Person has designated investment discretion entirely to a third party) of the Supervised Person or Access Person and all Securities held in these accounts. Additionally, upon opening or closing a Non-Discretionary Managed Account, Supervised Persons and Access Persons are required to notify the CCO accordingly by email or in writing.

In order to substantiate the Supervised Person’s/Access Person’s absence of discretion over transactions in a Non-Discretionary Managed Account, the Supervised Person/Access Person, as well as their third party manager, must deliver an attestation to the CCO representing the nature of their managerial relationship. In addition, upon the request of the CCO the Supervised Person may be required to provide the statements and trading confirmations related to the Non-Discretionary Managed Account.

Transactions executed by a third party manager in Non-Discretionary Managed Accounts are exempt from the Firm’s monitoring and preclearance requirements outlined above.

E.	Restricted List

The CCO may place certain securities on a “Restricted List.” Supervised Persons are generally prohibited from personally, or on behalf of a Client/Fund, purchasing or selling securities that appear on the Restricted List. However, on a case by case basis, and subject to certain restrictions, Supervised Persons may personally sell securities on the Restricted List after receiving preclearance from the CCO, if said securities were obtained by a Supervised Person prior to the security being placed on the Restricted List.

A security may be placed on the Firm’s Restricted List for a variety of reasons including, but not limited to:

•	The Firm is in possession of MNPI about an issuer;
•	A Supervised Person or Access Person is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such person to receive MNPI;
•	The Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities;

•	A Supervised Person or Access Person trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;
•	The CCO has otherwise determined it is necessary to do so.

The CCO is responsible for maintaining the Restricted List. Securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

F.	Review

On at least a quarterly basis, or at any other time as may be prudent, the CCO shall review the personal trading activity of all Supervised Persons and Access Persons. The CCOwill closely monitor the investment activity of Supervised Persons and Access Persons to detect any abuses.

G.	Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal trading very seriously. The Firm reserves the right to prevent purchases or sales of a Security by a Supervised Person or Access Person for any reason it deems appropriate. In the event that the Firm’s personal trading policies are not complied with, the Firm reserves the right to impose various sanctions on Supervised Persons and Access Persons that violate the Code. Such remedial action may include restrictions on future personal trading by the Supervised Person or Access Person, monetary fines, disgorgement of profits, reprimand or termination of employment.

V.     Bad Actor Rule

The Bad Actor Rule, effective September 23, 2013, prohibits the Firm from relying on the Rule 506 exemption if the Firm, or any person covered by the Rule, has had a disqualifying event as of the Rule’s effective date. For purposes of this Rule, “covered persons” include: (i) the Firm, including its predecessors and affiliates; (ii) directors and certain officers;(iii) general partners and managing members of the Firm; (iv) 20% beneficial owners of any of the Clients/Funds (based on voting power); (v) investment managers and principals of pooled investment funds; (vi) promoters and persons compensated for soliciting investors as well as the general partners, directors, officers; and (vii) managing members of any compensated solicitor.

A.	Definitions

For purposes of this policy, the following definitions apply:

“Disqualifying Events” include:

“Criminal convictions” in connection with the purchase or sale of a Security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within 10 years of the proposed sale of Securities (or five years in the case of the issuer or company and its predecessors and affiliated issuers or companies).

“Court injunctions and restraining orders” in connection with the purchase or sale of a Security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five years of the proposed sale of Securities.

“Final orders” from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of Securities, insurance, banking, savings associations or credit unions that:

•	Bar the issuer or company from associating with a regulated entity, engaging in the business of Securities, insurance or banking or engaging in savings association or credit union activities; or
•	Are based on fraudulent, manipulative or deceptive conduct and are issued within 10 years of the proposed sale of Securities.

“Certain SEC disciplinary orders” relating to brokers, dealers, municipal Securities dealers, investment companies and investment advisers and their associated persons.

“SEC cease-and-desist orders” related to violations of certain anti-fraud provisions and registration requirements of the federal Securities laws.

“SEC stop orders” and orders suspending the Regulation A exemption issued within five years of the proposed sale of Securities.

“Suspension or expulsion” from membership in a self-regulatory organization (SRO) or from association with an SRO member.

“Order” is a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation. Unless included in an order, this term does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions.

“Proceeding” means a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

“Self-Regulatory Organization (SRO)” is any national securities or commodities exchange, registered securities association or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Options Exchange (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

“U.S. Postal Service false representation order” is a scheme or device for obtaining money or property through mail by means of false representations.

B.	Verification by Covered Persons

The Firm will take reasonable steps to ensure that no covered person has been the subject of a Disqualifying Event. Reasonable steps include a factual inquiry made to all covered persons. This may be in the form of questionnaires, certifications, contractual representations, covenants and undertakings. The Firm may also wish to consult publicly available databases.

The Rule provides an exception from disqualification when the Firm can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a Disqualifying Event participated in the offering. The Rule does not apply to events that occurred prior to September 23, 2013, the effective date; however, the Firm must disclose to investors any Disqualifying Events by covered persons prior to the effective date of the Rule.

The Firm is required to carry out a factual inquiry of its covered persons in a reasonable timeframe in relation to the circumstances of the offering and the participants. An initial inquiry by the Firm, verified annually thereafter, shall be considered reasonable, provided there are no other indicia to suggest a covered person has been the subject of a disqualifying event.

C.	Remedial Actions

In the event that a covered person has had a Disqualifying Event, the Firm will be prohibited from relying on the Rule 506 exemption unless certain actions are taken to remedy the disqualification. Remedial actions may include terminating or reassigning disqualified individuals, restructuring governance and control arrangements, terminating engagement with a placement agent or other covered financial intermediary, postponing or foregoing capital raising or pursuing alternative capital raising methods, buying out or otherwise inducing 20% beneficial owners to reduce their ownership positions or preventing bad actors from becoming 20% beneficial owners (i.e., exercising rights of first refusal and excluding bad actors from financing rounds).

Appendix A

Code of Ethics

Initial Certification and Acknowledgment Form

Epsilon Asset Management, LLC

The undersigned supervised person (the “Supervised Person”) of Epsilon Asset Management, LLC (the “Firm”) acknowledges that he or she received a copy of the Code of Ethics and the Appendices attached thereto (collectively, the “Code”) and certifies that he or she has read and understands all provisions of the Code and agrees to abide by the provisions contained therein. The Supervised Person understands that observance of the provisions contained in the Code is a material condition of his or her employment by the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.

The undersigned Supervised Person hereby certifies that:

a)	The Supervised Person has disclosed to the Chief Compliance Officer (“CCO”) all Personal Trading as defined in the Firm’s Code and has completed an initial holdings report;
b)	The Supervised Person has made or will make arrangements to provide to the CCO copies of all account statements relating to Personal Trading Accounts or that he or she will report to the Firm’s CCO, on a quarterly basis, all securities transactions in all Personal Trading Accounts and shall include all required information in such reports;
c)	The Supervised Person has reported all private securities transactions that are not effected through Personal Trading Accounts;
d)	The Supervised Person has reported all outside business activities; and,
e)	The responses provided on the Employee Compliance Questionnaire and all other disclosure forms are truthful and complete and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes to the CCO.

__________________________________

Signature of Supervised Person

__________________________________ __________________________________

Name of Supervised Person                                        Date

Appendix B

Code of Ethics

Annual Certification and Acknowledgment Form

Epsilon Asset Management, LLC

The undersigned Supervised Person (the “Supervised Person”) of Epsilon Asset Management, LLC (the “Firm”) acknowledges that he or she received and read a copy of the Code of Ethics and the Appendices attached thereto (collectively, the “Code”) and certifies that he or she understands the provisions of the Code and has during the past year complied with and will continue to abide by, the provisions of the Code. The Supervised Person understands that observance of the provisions contained in the Code is a material condition of his or her employment with the Firm and that any violation of such provisions by the Supervised Person may subject the Supervised Person to immediate termination by the Firm as well as possible civil or criminal penalties. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.

The undersigned Supervised Person hereby certifies that:

a)	The Supervised Person has disclosed to the CCO all Personal Trading Accounts as defined in the Firm’s Code and has provided to the CCO copies of all account statements relating to Personal Trading Accounts or has reported to the Firm’s CCO, on a quarterly basis, all securities transactions in all Personal Trading Accounts, which reports include all required information.
b)	The Supervised Person has reported all private securities transactions that are not effected through Personal Trading Accounts during the last year (or since the date of hire if less than one year).
c)	The Supervised Person has reported all outside business activities.
d)	The responses provided on his or her Employee Compliance Questionnaire and all other disclosure forms (a copy of each of which is attached) continue to be truthful and complete or that the Supervised Person has reported all changes to the CCO and if any such responses cease to be truthful or complete, the Supervised Person will promptly report any changes to the CCO.

__________________________________

Signature of Supervised Person

__________________________________ __________________________________

Name of Supervised Person                                   Date

Appendix C

Outside Business Activity Approval Form

Epsilon Asset Management, LLC

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval. You may also be asked to provide additional information to assist in evaluating this request.

Name of the Entity:

Is the Entity publicly traded?

[_] Yes [_] No

Does the Supervised Person expect to have access or receive material, non-public information regarding the Entity?

[_] Yes [_] No

What is the nature of business or activity of the Entity?

Please describe any financial interest (including equity ownership interest) that you will have in the Entity or compensation that you will receive from the Entity.

Approximate hours per month you will devote to the Entity

During business hours: _____

After business hours: _____

Your Title or Function with the Entity (including whether you will have an active role in management):

Date affiliation or activity will begin:

Do you know of any significant adverse information about the Entity or any conflict between the Entity and the Firm?

[_] Yes [_] No

If yes, please explain:

Do you have or control a brokerage account for the above Entity?

Are you involved in making investment decisions for or on behalf of this Entity?

____________________________________ Supervised Person Signature	____________________________________ CCO Signature
____________________________________ Print Name	____________________________________ Print Name
__________________________________ Date	__________________________________ Date

Appendix D

Gift and Entertainment Approval Form

Epsilon Asset Management, LLC

Supervised Person: ________________________

Date: ________________________

Type:

Gift [_]

Entertainment [_]

Description:

Provider:

Did Provider participate?

Yes [_] No [_]

Recipient:

Did Recipient participate?

Yes [_] No [_]

Estimated Value: __________________

_________________________ Signature of Supervised Person ____________________________ Print Name ____________________________ Date	________________________ Signature of CCO ____________________________ Print Name ____________________________ Date

I certify that this description is a true and accurate depiction of the gift or event and that receipt of this gift or attendance of this event shall create no conflict of interest.

Appendix E

Political Contribution Approval Form

Epsilon Asset Management, LLC

Supervised Person Name: __________________________________

Proposed Contribution is intended for: Individual / Organization

Name of Individual/Organization _____________________________

If Individual, Candidate’s Current Title and Office _____________________________

___________________________________________________________________________

If Organization, Organization Type (Political Party, Action Committee, etc.) ___________

___________________________________________________________________________

What Office/Position is this candidate running for? ______________________________

___________________________________________________________________________

Date of the primary of general election for this position? ___________________________

Candidate’s City/State ___________________________

Are you eligible to vote for this individual? __Yes __No

Have you made prior contributions to this Organization/Candidate within the last 24 months? __Yes __No

If “Yes”, how much have you previously contributed and when? __________________

___________________________________________________________________________

Dollar Amount of Proposed Contribution $_____________________________

I attest that the above disclosed Political Contribution(s) are complete and accurate and that I have included all that I am currently involved with.

Supervised Person Signature(s)___________________________ Date____________________

Political Contribution has been approved: YES / NO

Authorized Signature(s)__________________________ Date____________________

Appendix F

Personal Securities Trading Approval Form

Epsilon Asset Management, LLC

Name: _______________________________________________________

Date: _____________________

Issuer:

Ticker/CUSIP:

Details of Proposed Transaction:

Buy[_] Sell [_] Short [_]

Type of security (e.g., note, common stock, preferred stock):

Quantity of shares or unit:

Approximate price per share/units:

Account for which transaction will be made (Please include broker/placement agent name and account number):

Is this an IPO allocation?

Yes [_] No [_]

Is this security a Private Placement?

Yes [_] No [_]

To the Supervised Person’s knowledge, is there any order pending execution in the security for a Client/Fund?

Yes [_] No [_]

To the Supervised Person’s knowledge, is the Firm considering any trades in the security for a Client/Fund?

Yes [_] No [_]

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Signature: ______________________________

Date: ________________________________

Compliance Department Use Only:

Comments:

Transaction Approved [_]

Transaction Denied [_]

Signature:	___________________________________
Name:	___________________________________
Title:	___________________________________
Date:	___________________________________

Appendix G

Employee Compliance Questionnaire

Epsilon Asset Management, LLC

Employee Name:

This Employee Compliance Questionnaire (the “Questionnaire”) is an important part of the compliance program of Epsilon Asset Management, LLC, (“the Firm”). The information being requested is necessary to be disclosed to enable the Firm to comply with applicable laws and regulations, including the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

This questionnaire will be distributed to personnel of the Firm upon hire and at least annually thereafter. If events or circumstances occur at any time during the year that would change any of the information provided in this questionnaire, please promptly notify the Chief Compliance Officer (“CCO”).

Instructions :

This questionnaire contains four parts:

  Definitions
  Required Disclosures
  Legal Proceedings
  Certification

Please read and complete Section A-D.

Sign and date the completed Questionnaire on the last page.

Return the completed Questionnaire to the Chief Compliance Officer.

Please contact the Chief Compliance Officer with any questions.

A.	Definitions

“Access Person” as defined in the Investment Advisers Act of 1940, as amended, means any Supervised Person of the Firm who: (i) has access to non-public information regarding Clients/Funds’ investments, including the purchase or sale of Securities; (ii) has access to non-public information regarding the portfolio holdings of any Client/Fund; (iii) is involved in making investment and Securities recommendations to the Clients/Funds; (iv) has access to such recommendations that are non-public; or (v) is a director, officer or partner of the Firm.

“Annual Holdings Report” means a list of all Reportable Securities held personally, within a Personal Trading Account or in the form of a Private Placement or IPO. This report provides the Firm with an annual statement of the Supervised Person’s or Access Person’s personal securities holdings and allows him or her to certify to its accuracy.

“Corporate Board” means any board of directors or corporate governing body, including an advisory board.

“Covered Person” means each Supervised Person, any immediate member of the Supervised Person’s household and any person to whom the Supervised Person provides primary financial support.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

“Investment-Related” means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

“Non-Discretionary Managed Account” means an account for which the Supervised Person or Access Person has designated investment discretion entirely to a third party. In such account, the Supervised Person or Access Person cannot exercise any investment discretion in the purchase or sale of Securities.

“Non-Reportable Securities” excludes exchange traded-funds (“ETFs”) and closed-end mutual funds (which are Reportable Securities, as defined below) but includes: (i) direct obligations of the United States federal government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end registered investment companies (e.g., open-end mutual funds), other than Clients/Funds advised or underwritten by the Firm or an affiliate; or, (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm or an affiliate.

“Other Account” means any investment or trading account, which meets the definition of Personal Trading Account above and which holds exclusively Non-Reportable Securities.

“Outside Business Activity” means any activity that calls for a material time commitment or provides compensation in return for investment-related or other-business-related activity. Further, Outside Business Activities also include (i) serving as an officer, director, trustee or partner of any business organization; (ii) participating as a member of a limited liability company or a limited partner of a limited partnership; or (iii) serving as a consultant, teacher, lecturer, publisher of articles or radio or television guest. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

“Person” means a natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), or other organization.

“Personal Trading Account” means a personal investment or trading account of a Supervised Person or Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which an Supervised Person or Access Person acts as trustee, executor, Client/Fund custodian or discretionary manager; (ii) accounts for the benefit of the Supervised Person or Access Person’s spouse or minor child; (iii) accounts for the benefit of a relative living with the Supervised Person or Access Person; and (iv) accounts for the benefit of any person to whom the Supervised Person or Access Person provides primary financial support.

A Personal Trading Account may also include an investment or trading account over which a Supervised Person or Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Supervised Persons and Access Persons.

“Political Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

a)	The purpose of supporting a candidate influencing any election for federal, state or local office;
b)	Payment of debt incurred in connection with any such election; or
c)	Transition or inaugural expenses of the successful candidate for state or local office.

For the avoidance of doubt, Political Contribution also includes any contribution to any U.S. official, party, organization or Political Action Committee (PAC) including, but not limited to “in-kind” contributions to a candidate or official as well as indirect contributions (for example through a family member or friend).

“Private Placement” means an offering of Securities that is exempt from registration under the Securities Act, pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 of Regulation D.

“Reportable Securities” include all Securities, as defined below, with the exception of all Non-Reportable Securities.

“SEC” means the United States Securities and Exchange Commission.

“Security” or “Securities” means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. For purposes of this Code, all “Securities” are deemed to be “Reportable Securities.”

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Firm or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

B.	Required Disclosures
1.	Outside Business Activities

Please list all Outside Business Activities in which you participate.

Please list all Corporate Boards of which you or a Covered Person are a member. Please note that this term does not include serving on the board of directors of a portfolio company of the Firm.

As defined above in Section A, Outside Business Activities include all activities of a Supervised Person that call for a material time commitment or provide for compensation in return for investment-related or business-related activity. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Outside Activity	Position/Title	Compensation (Y/N)	Time Commitment per Month

Is your spouse or any other Covered Person currently employed or engaged by a company (or other entity) that primarily operates within the financial services industry (i.e., broker-dealer, investment bank, registered investment adviser, hedge fund, mutual fund, etc.)?

[_] Yes [_] No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person currently employed or engaged by a public company?

[_] Yes [_] No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person employed or engaged by a vendor providing services to the financial services industry?

[_] Yes [_] No

If you checked “yes”, please identify the vendor and describe:

2.	Personal Trading Accounts, Reportable Securities and Private Placements/IPOs

Every Access Person/Supervised Person is required to certify a list of positions held in Reportable Securities as of the end of each fiscal year. To do so, please attach account statements for all Personal Trading Accounts (accurate as of a date no more than 45 days prior to the date this Questionnaire was submitted) or list out all Reportable Securities in Section B(2)(c) below.

By signing the last page of this questionnaire, you are also certifying that the Firm has a complete and accurate list of all Personal Trading Accounts and Reportable Securities for which you have direct or indirect ownership as of [DATE OF DISTRIBUTION].

a)	Personal Trading Accounts

Please disclose all accounts including Non-Discretionary Managed Accounts in which Reportable Securities can be traded. This includes any IRA account, 401(k) account or any other brokerage account in which the Covered Person may hold Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed by third party?

For each account that has been disclosed in the above table as being managed by a third party, please answer the following questions. For each account that results in a “NO” answer to all of the questions, please disclose the account information in the accompanying table.

Please note that the questions below do not apply to discussions in which a third party manager simply summarizes, describes or explains account activity, without receiving directions or suggestions from the Supervised Person.

Do you suggest purchases or sales of investments to the trustee or third party discretionary manager?

[_] Yes [_] No

Do you direct purchases or sales of investments in any of the disclosed accounts?

[_] Yes [_] No

Do you consult with the trustee or third party manager as to the individual securities transactions to be made in any of the disclosed accounts?

[_] Yes [_] No

Please complete the following table only for those accounts that resulted in a “NO” response to all of the foregoing questions. (Please note that an account is not managed by a third party manager if such account would result in a “YES” response to any of the questions found immediately above.)

Account Name and Number	Third Party Manager Name, Address, and Phone Number	Relationship to Third Party Manager

b)	Other Accounts

Please disclose all accounts which hold exclusively Non-Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed by third party?

c)	Reportable Securities Holdings

Please complete the form below detailing all Reportable Securities in which you have any direct or indirect ownership that are not included in the attached brokerage statements. Please ensure that this information is accurate as of a date no more than 45 days prior to the submission of this form.

Company	Ticker/CUSIP	Number of Shares	Principal Amount

d)	Private Placements and IPOs

This includes, but is not limited to, all investments in private companies or investments in private funds (for example, a private equity or hedge fund), IPOs, secondary offerings or any other Private Placements. Please provide the Firm with a copy of subscription documents for all such investments.

Investment	Amount	Fund/Firm Name & Address	Contact at Firm

3.	Political Contributions

In order for the Firm to comply with laws and regulations, at both the state and federal level, all Supervised Persons must disclose to the CCO, upon hire and annually thereafter, any Political Contribution made during the last 2 years or 24 months. Please list any Political Contribution that you or your Covered Persons have made within the past two years.

Name	Date	Candidate/Campaign	State/Locality	Office Sought	Amount

C.	Legal Proceedings

Definitions

For purposes of this section, the following definitions apply:

CFTC: means the Commodity Futures Trading Commission.

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Found: Adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Foreign Financial Regulatory Authority: Includes:

a)	A foreign securities authority;
b)	Another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and
c)	A foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Involved: Engaged in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rules Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization (SRO): Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Chicago Board Options Exchange (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

US Postal Service false representation order: A scheme or device for obtaining money or property through the mail by means of false representations.

1.	In the past ten years, have you:
a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?

[_] Yes [_] No

b.	been charged with any felony?

[_] Yes [_] No

2.	In the past ten years, have you:
a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements (including any false filing with the SEC), or omissions, wrongful taking of property, misappropriation of funds or securities, embezzlement, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

[_] Yes [_] No

b.	been charged with a misdemeanor listed in Item 2.a?

[_] Yes [_] No

c.	convicted of a conspiracy to commit any offense listed in Items 1, 2.a or 2.b above?

[_] Yes [_] No

d.	been convicted of any crime that is punishable by imprisonment for one or more years that has not already been described Items 1, 2.a, 2.b or 2.c above?

[_] Yes [_] No

3.	Has the SEC or the CFTC ever:
a.	found you to have made a false statement or omission?

[_] Yes [_] No

b.	found you to have been involved in a violation of SEC or CFTC regulations or statutes?

[_] Yes [_] No

c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

[_] Yes [_] No

d.	entered an order against you in connection with investment-related activity?

[_] Yes [_] No

e.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

[_] Yes [_] No

4.	Have you filed as a registrant or issuer, or have you been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years:
a.	was the subject of a refusal order, stop order, or order suspending the Regulation A exemption?

[_] Yes [_] No

b.	was disqualified or has been the subject of any other proceeding or order under the Securities Act of 1933, as amended?

[_] Yes [_] No

c.	is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

[_] Yes [_] No

5.	Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever:
a.	found you to have made a false statement or omission, or been dishonest, unfair or unethical?

[_] Yes [_] No

b.	found you to have been involved in a violation of investment-related regulations or statutes?

[_] Yes [_] No

c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

[_] Yes [_] No

d.	entered an order against you in connection with an investment-related activity?

[_] Yes [_] No

e.	entered an order against you based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct?

[_] Yes [_] No

f.	denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

[_] Yes [_] No

6.	Has any self-regulatory organization or commodities exchange ever:
a.	found you to have made a false statement or omission?

[_] Yes [_] No

b.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rules violation” under a plan approved by the SEC)?

[_] Yes [_] No

c.	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

[_] Yes [_] No

d.	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

[_] Yes [_] No

7.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?

[_] Yes [_] No

8.	Has any domestic or foreign court:
a.	in the past ten years, enjoined or restrained you in connection with any investment-related activity?

[_] Yes [_] No

b.	ever found that you were involved in a violation of investment-related statutes or regulations?

[_] Yes [_] No

c.	ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

[_] Yes [_] No

9.	Are you subject to:
a.	a United States Postal Service false representation order entered into within the last five (5) years?

[_] Yes [_] No

b.	a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

[_] Yes [_] No

10.	Are you now the subject of any proceeding or to your knowledge any investigation that could result in a “yes” answer to any question in this Legal Proceedings Questionnaire?

[_] Yes [_] No

Please note: if you answered “yes” to any of the questions above, please provide full details, including the date of any order, decree or judgment, the court or agency involved and the final disposition, if any. Please attach any relevant documentation and use a separate sheet of paper if necessary. You must promptly notify the CCO in writing if any of the information in questions 1 through 10 above changes.

D.	Certification of Employee Compliance Questionnaire and Reportable Securities Holdings

I hereby certify that the information provided in the foregoing Employee Compliance Questionnaire is complete, accurate and correctly stated to the best of my knowledge, information and belief.

I certify that the Personal Trading Account statements provided to the Firm and the Reportable Securities found in such accounts, in addition to any Private Investments listed above or in the attached Annual Holdings Report, are a complete and accurate list of my personal securities holdings as of [DATE OF DISTRIBUTION].

I further understand that the Firm may request information from various information reporting agencies to ensure that the information disclosed above is both accurate and complete.

Signature

Print Name

Date

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